Exhibit 99.1

National & Retail Trades and First Call

For release: May 5, 2005 at 8:30 AM (EST)

KOHL'S CORPORATION REPORTS APRIL COMPARABLE STORE SALES

 INCREASE OF 8.0 PERCENT

MENOMONEE FALLS, WI, -- (Business Wire) – May 5, 2005 -- Kohl’s Corporation (NYSE: KSS) reported today that sales for the four-week period ended April 30, 2005 increased 18.7 percent over the four-week period ended May 1, 2004. On a comparable store basis, sales increased 8.0 percent.

For the first quarter ended April 30, 2005, total sales were up 15.2 percent over the quarter ended May 1, 2004.  On a comparable store basis, sales for the fiscal quarter increased 3.7 percent.

The Company remains comfortable with its previous earnings guidance for the first quarter of fiscal 2005 of $0.35 to $0.37 per diluted share.

	Sales Summary ($ in millions)
	Fiscal Period Ended		% Inc.(dec.) - This Year
	April 30,	May 1,	All	Comp
	2005	2004	Stores	Stores

April	$ 938.7	$ 790.8	18.7%	8.0%
YTD	$ 2,742.8	$ 2,380.2	15.2%	3.7%

On April 7th, the Company successfully opened 17 new stores, including its entry into the Buffalo, New York market with three stores; four additional stores each in the Northeast, Southeast, and Midwest regions and one additional store each in the Mid-Atlantic and South Central regions.

On May 5, 2005, the Company operated 669 stores in 40 states, compared with 589 stores in 38 states at the same time last year.

The Company will open one store in the Chicago, Illinois market in May and expects to open approximately 62 additional stores in the third fiscal quarter. New markets opening in the fall include Orlando and Jacksonville, Florida.

Comments regarding the Company’s sales results will be provided in a pre-recorded telephone message.  This message is accessible by calling (402) 220-0820 and will be available for 36 hours.

First Quarter Earnings Release

Kohl’s Corporation will release its first quarter earnings report on May 12, 2005 at 4:00 PM (EDT). A conference call is scheduled at 5:00 PM (EDT).  Investors will have the opportunity to listen to the conference call by dialing (847) 619-6398 ten minutes prior to the start of the call. A replay of the call will be available for 36 hours at (630) 652-3018, Pass Code: 11410364#.

In addition, the call will be web cast live over the Internet through Broadcast Network’s vcall web site located at http://www.vcall.com. To listen to the call, please go to the Web site at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

Sanford C. Bernstein & Co., LLC Conference

Larry Montgomery, Kohl's Chairman and Chief Executive Officer, presents at the Sanford C. Bernstein & Co., LLC — Twenty-First Annual Strategic Decisions Conference 2005 at The Waldorf Astoria, New York City, on June 1 at 8am (EDT). The presentation will be Webcast live over the Internet via the Company’s Web site located at www.kohls.com (see “Investor Relations”, “Calendar of Events” scroll to June). For those who cannot listen to the live broadcast, a seven-day replay will be available shortly after the call.  To access the replay, simply visit the link above.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to those described on Exhibit 99.1 to Kohl’s annual report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

Investor Relations Contact:

Wes McDonald, Chief Financial Officer, (262) 703-1893

Public Relations Contact:

Vicki Shamion, Director of Public Relations, (262) 703-1464

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